Exhibit 10.2


                  ASSIGNMENT OF OPTION TO PURCHASE PROPERTY

   For good and valuable consideration, I, Scott Wetzel, an individual, hereby assign all right, title and interest in the Option Agreement entered into by and between myself, as an individual and IBEX MINERALS, INC., on November 1, 2007, to Trevenex Resources, Inc, a Nevada corporation.

Dated this 14th day of December, 2007

_____________________________________
Scott Wetzel



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